Exhibit 99.5

CBOT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited, in thousands, except per share data)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents:
Unrestricted	$181,077	$177,664
Held under deposit and membership transfers	6,792	1,503

Total cash and cash equivalents	187,869	179,167
Restricted cash	3,115	975
Short term investments	362,366	312,411
Accounts receivable—net of allowance of $493 in 2007 and $466 in 2006	79,280	62,451
Prepaid expenses	15,355	9,492

Total current assets	647,985	564,496
Property and equipment:
Land	34,234	34,234
Buildings and equipment	345,473	343,271
Furnishings and fixtures	185,854	184,913
Computer software and systems	93,935	93,942
Construction in progress	1,539	1,906

Total property and equipment	661,035	658,266
Less accumulated depreciation and amortization	445,241	433,989

Property and equipment—net	215,794	224,277
Other assets—net	21,618	22,557

Total assets	$885,397	$811,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,256	$11,149
Accrued clearing services	18,796	16,226
Accrued real estate taxes	5,500	7,473
Accrued payroll costs	3,996	9,859
Accrued exchange fee rebates	972	675
Accrued employee termination	31	624
Accrued liabilities	10,569	11,007
Funds held for deposit and membership transfers	8,991	1,562
Current portion of long-term debt	—	10,716
Income tax payable	35,371	10,428
Other current liabilities	493	562

Total current liabilities	104,975	80,281
Long-term liabilities:
Deferred income tax liabilities	97	2,984
Other liabilities	17,110	19,645

Total long-term liabilities	17,207	22,629

Total liabilities	122,182	102,910
Stockholders’ equity:
Common stock, $0.001 par value, 52,798 shares issued and outstanding	53	53
Additional paid-in capital	490,664	489,817
Retained earnings	280,809	226,961
Accumulated other comprehensive loss	(8,311)	(8,411)

Total stockholders’ equity	763,215	708,420

Total liabilities and stockholders’ equity	$885,397	$811,330

See notes to consolidated financial statements.

CBOT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Revenues:
Exchange fees	$117,680	$83,120
Clearing fees	33,973	23,231
Market data	25,082	23,643
Building	5,915	5,505
Services	4,234	4,236
Other	853	351

Total revenues	187,737	140,086
Expenses:
Clearing services	21,796	18,023
Contracted license fees	2,119	1,738
Salaries and benefits	20,487	19,102
Depreciation and amortization	11,520	14,086
Professional services	16,654	3,939
General and administrative expenses	4,477	5,076
Building operating costs	6,420	6,603
Information technology services	11,772	12,230
Programs	2,991	2,627
Severance and related costs	(18)	1,036

Operating expenses	98,218	84,460

Income from operations	89,519	55,626
Non-operating income and expense
Interest income	6,376	3,483
Interest expense	(216)	(585)

Non-operating income	6,160	2,898

Income before income taxes	95,679	58,524
Income taxes
Current	41,992	25,466
Deferred	(2,122)	(2,291)

Total income taxes	39,870	23,175

Income before equity in unconsolidated subsidiary	55,809	35,349
Equity in loss of unconsolidated subsidiary	(418)	(246)

Net income	$55,391	$35,103

Earnings per share:
Basic	$1.05	$0.66
Diluted	$1.05	$0.66

Weighted average number of common stock shares
Basic	52,798	52,787
Diluted	52,900	52,840

See notes to consolidated financial statements.

CBOT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$55,391	$35,103
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	11,520	14,086
Deferred income tax benefit	(2,122)	(2,291)
Stock-based compensation	847	413
Change in allowance for doubtful accounts	27	—
Gain on foreign currency transaction	—	(2)
Loss on sale or retirement of fixed assets	10	7
Equity in loss of unconsolidated subsidiary	418	411
Amortization of short term investment discounts	(1,252)	(1,094)
Changes in assets and liabilities:
Accounts receivable	(18,065)	(16,654)
Income tax receivable / payable	24,943	18,674
Prepaid expenses	(5,863)	(4,823)
Other assets	418	376
Accounts payable	9,107	(7,490)
Accrued clearing services	2,570	3,737
Accrued real estate taxes	(1,973)	(1,652)
Accrued payroll costs	(5,863)	(3,385)
Accrued exchange fee rebates	297	(541)
Accrued employee termination	(593)	(1,308)
Accrued liabilities	771	(702)
Funds held for deposit and membership transfers	7,429	18,399
Deferred revenue	(13)	(4,751)
Other long-term liabilities	(4,814)	253

Net cash flows from operating activities	73,190	46,766
Cash flows from investing activities:
Acquisition of property and equipment	(2,929)	(4,195)
Purchase of short term investments	(224,285)	(124,483)
Proceeds from short term investments	175,582	111,486
Restricted cash	(2,140)	(15,172)
Proceeds from sale of property and equipment	—	93
Investment in joint ventures	—	(254)

Net cash flows used in investing activities	(53,772)	(32,525)
Cash flows from financing activities:
Repayments of borrowings	(10,716)	(10,714)

Net cash flows used in financing activities	(10,716)	(10,714)

Net increase in cash and cash equivalents	8,702	3,527
Cash and cash equivalents—beginning of period	179,167	101,321

Cash and cash equivalents—end of period	$187,869	$104,848

Cash paid for:
Interest	$377	$736

Income taxes (net of refunds)	$17,049	$6,627

See notes to consolidated financial statements.

CBOT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2007 and 2006

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

Basis of Presentation—CBOT Holdings, Inc. is a Delaware stock corporation created in April 2005 to be the holding company for the Board of Trade of the City of Chicago, Inc. and its subsidiaries (the “CBOT”). In October 2005, CBOT Holdings, Inc. completed an initial public offering of shares of Class A common stock which trade under the ticker symbol “BOT” on the New York Stock Exchange. The accompanying unaudited consolidated financial statements include the accounts of CBOT Holdings, Inc., and its direct, wholly owned CBOT subsidiary (collectively, “CBOT Holdings” or “the Company”). CBOT Holdings has a 50% interest in a joint venture in Singapore called the Joint Asian Derivatives Pte. Ltd (“JADE”) and also holds an approximate 5% interest in a joint venture called OneChicago, LLC (“OneChicago”). CBOT Holdings accounts for JADE and OneChicago under the equity method. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited consolidated financial statements have been prepared pursuant to rules and regulations of the Securities and Exchange Commission and, therefore, do not include all information and footnote disclosures normally included in audited financial statements. However, in the opinion of management, all adjustments necessary to present fairly the results of operations, financial position and cash flows of CBOT Holdings as of March 31, 2007 have been made. Results for interim periods are not necessarily indicative of the results that may be expected for the entire year. These interim financial statements should be read in conjunction with the audited financial statements and related notes for the three years ended December 31, 2006 included in CBOT Holdings’ Form 10-K for the year ended December 31, 2006.

Business—The primary business of CBOT Holdings is the operation through its wholly owned CBOT subsidiary of a marketplace for the trading of interest rate, agricultural, equity index and metals, energy and other futures contracts, as well as options on futures contracts. The CBOT offers side-by-side trading of most of its products across both electronic trading and open-auction platforms. The CBOT’s market participants include many of the world’s largest banks, investment firms and commodities producers and users. Other market users include financial institutions, such as public and private pension funds, mutual funds, hedge funds and other managed funds, insurance companies, corporations, commercial banks, professional independent traders and retail customers.

The CBOT also engages in extensive regulatory compliance activities, including market surveillance and financial supervision activities, designed to ensure market integrity and provide financial safeguards for users of its markets. Further, the CBOT markets and distributes real-time and historical market data generated from trading activity in its markets to users of its products and related cash and derivative markets and financial information providers. The CBOT also owns and operates three office buildings in the City of Chicago.

On October 17, 2006, CBOT Holdings, the CBOT and Chicago Mercantile Exchange Holdings Inc. (the “CME”) entered into an Agreement and Plan of Merger (as amended, the “Agreement”) under which CBOT Holdings would merge with and into the CME, with the CME continuing as the surviving company. The CBOT would become a subsidiary of the CME following the merger. The merger is subject to a number of conditions, including, but not limited to, (i) the approval of the Agreement by the stockholders of both CBOT Holdings and the CME, (ii) the approval of the repurchase of CBOT Holdings’ Class B common stock and an Amended and Restated Certificate of Incorporation of the CBOT by the Series B-1 and Series B-2 members of the CBOT, voting together as a single class, and (iii) receipt of certain regulatory approvals. Pending all requisite approvals, and subject to developments regarding the unsolicited proposal described below, the merger is expected to be completed by mid-2007.

On March 15, 2007, CBOT Holdings received an unsolicited proposal from IntercontinentalExchange, Inc. (“ICE”) to merge with CBOT Holdings. Subsequently, the Company’s Board of Directors, after consultation with its legal and financial advisors, authorized CBOT Holdings, on the basis permitted by its merger agreement with CME, to begin discussions and exchange information with ICE relating to ICE’s unsolicited proposal. Due to this development, the special meetings of CBOT Holdings stockholders and CBOT members to vote on the merger with CME, which were originally scheduled to occur on April 4, 2007, were rescheduled for July 9, 2007 to give the Board of Directors of CBOT Holdings, its special committees and the Board of Directors of the CBOT sufficient time to complete their review of the unsolicited proposal from ICE.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts in the financial statements, such as estimates for stock-based compensation, bad debts, exchange fee rebates, real estate taxes and assumptions used for the calculation of pension and other postretirement benefit plan costs. Actual amounts could differ from such estimates.

Prior Year Reclassifications—At December 31, 2006, the Company changed the format of its consolidated income statement and reclassified interest income and interest expense from revenue and operating expense, respectively, to a non-operating income and expense section in the consolidated statements of income. Accordingly, prior period amounts have been reclassified to conform to current period presentation.

Recent Accounting Pronouncements—In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109,” which clarifies the accounting for uncertainty in tax positions. FIN 48 seeks to reduce the diversity in accounting practices used in regards to uncertain tax positions by prescribing a recognition threshold and measurement criteria for benefits related to income taxes. FIN 48 allows companies to recognize the tax benefits of uncertain tax positions only when the position is “more likely than not” to be sustained upon examination by the relevant taxing authority on the basis of the technical merits of the positions. The tax benefit recognized represents the largest amount that is greater than 50% likely of being ultimately realized. A liability is required to be recognized for any tax benefit claimed, or expected to be claimed, in a tax return in excess of the benefit recorded in the financial statements, along with any interest and penalty (if applicable) on the excess. The provisions of FIN 48 became effective for all reporting periods beginning after December 15, 2006. Accordingly, CBOT Holdings adopted FIN 48 effective January 1, 2007.

Upon adopting FIN 48, CBOT Holdings recorded a $2.2 million liability for unrecognized tax benefits related to uncertain tax positions, $1.5 million of which reduced the January 1, 2007 balance of retained earnings and $0.7 million of which decreased long-term deferred tax liabilities. As of January 1, 2007, CBOT Holdings had $1.9 million of unrecognized tax benefits and $0.3 million of accrued interest and penalty related to unrecognized tax benefits. CBOT Holdings classifies interest expense and penalties related to unrecognized tax benefits as components of income tax expense. The total amount of unrecognized tax benefits that, if recognized, would affect CBOT Holdings’ effective tax rate was $1.5 million. It is reasonably possible that the amount of unrecognized tax benefits will change in the next 12 months; however, based on the information currently available, it is not expected that any change would be significant.

CBOT Holdings files income tax returns in the U.S. Federal jurisdiction and various state, local and foreign jurisdictions. CBOT Holdings’ tax returns have been examined by the Internal Revenue Service through calendar year 2003. CBOT Holdings is generally not subject to tax return examination in other jurisdictions prior to calendar year 2003.

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements, which establishes a framework for measuring fair value under other accounting pronouncements that require fair value measurements and expands disclosures about such measurements. SFAS No. 157 does not require any new fair value measurements. Instead, it creates a consistent method for calculating fair value measurements to address non-comparability of financial statements containing fair value measurements utilizing different definitions of fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. It is not anticipated that the adoption of SFAS No. 157 will have a significant impact on CBOT Holdings’ financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits measurement of financial instruments and other certain items at fair value. SFAS No. 159 does not require any new fair value measurements. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted provided that SFAS No. 157 is concurrently adopted. It is not anticipated that the adoption of SFAS No. 159 will have a significant impact on CBOT Holdings’ financial position or results of operations.

3. STOCK-BASED COMPENSATION

CBOT Holdings has a stock-based compensation plan described below. The compensation cost recognized in the first three months of 2007 and 2006 related to the plan was $0.8 million and $0.4 million, respectively. The total related income tax benefit recognized in the income statement was $0.3 million and $0.2 million in the first three months of 2007 and 2006, respectively. As of March 31, 2007, there was approximately $10.1 million of total unrecognized compensation cost related to non-vested share-based compensation awards granted under the Plan with a weighted average remaining life of approximately 3.8 years. Such awards have accelerated vesting provisions upon a change in control.

In 2005, CBOT Holdings adopted a Long-Term Equity Incentive Plan (the “Plan”) under which stock-based awards may be made to certain directors, officers and other key employees or individuals at the discretion of the board of directors. Grants authorized under the Plan include restricted stock, incentive or nonqualified stock options, stock appreciation rights and performance awards. A total of 1.2 million shares, which may come from authorized and unissued shares or from treasury shares, may be issued pursuant to the Plan. Nonqualified stock options may not have an exercise price below 100% of the fair market value of the Class A common stock at the date of grant. Incentive stock options may not have an exercise price below 110% of the fair market value of the Class A common stock at the date of grant. The maximum contractual term of any option award under the Plan is ten years. Awards totaling 364,228 shares have been granted under the Plan as of March 31, 2007.

Options—In the first three months of 2007, nonqualified stock options to purchase 73,100 shares of Class A common stock were awarded under the Plan. These options have graded four year vesting periods, a maximum term of ten years and accelerated vesting provisions upon a change in control. The following table summarizes options outstanding under the Plan as of March 31, 2007:

	Time Vested Options				Market Performance Options
Options	Shares (000)	Weighted- Average Exercise Price	Aggregate Intrinsic Value ($000)	Weighted- Average Remaining Term (yrs)	Shares (000)	Weighted- Average Exercise Price	Aggregate Intrinsic Value ($000)	Weighted- Average Remaining Term (yrs)
Outstanding—January 1, 2007	182	$61			50	$54
Granted	73	151			—	—
Exercised	—	—			—	—
Forfeited or expired	(1)	151			—	—

Outstanding—March 31, 2007	254	$87	$24,047	8.9	50	$54	$6,375	8.6

Vested or expected to vest—March 31, 2007	243	$87	$23,114	8.9	50	$54	$6,375	8.6

Exercisable—March 31, 2007	44	$60	$5,373	8.6	50	$54	$6,375	8.6

The weighted-average grant date fair value of options granted during the first three months of 2007 and 2006 was approximately $70 per share and $43 per share, respectively. The total grant date fair value of options that vested during the first three months of 2007 was approximately $0.3 million. No options vested during the first three months of 2006. The fair value of options granted during the first quarter of 2007 was estimated on the date of grant using a lattice-based option valuation model that assumes expected volatility of 45%, expected term of 6 years, a risk-free interest rate of 4.61% and a dividend yield of zero. Due to a lack of historical activity in the trading of our stock, expected volatilities and terms are based on the historical activity of the stock of peer companies that management considers to be engaged in a business similar to the CBOT. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of the option grant. CBOT Holdings has not paid any dividends to date, so the expected dividend yield is set at zero.

Restricted Stock Awards—In the first quarter of 2007, no shares of restricted stock were awarded under the Plan nor did any restricted stock grants vest. The following table summarizes non-vested shares under the Plan as of March 31, 2007:

Non-vested Shares	Shares (000)	Weighted- Average Grant-date Fair Value
Non-vested—January 1, 2007	42	$77
Granted	—	—
Vested	—	—
Forfeited	—	—

Non-vested—March 31, 2007	42	$77

4. EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income by the weighted average number of shares of all Class A common stock outstanding for each reporting period. Diluted earnings per share is computed by reflecting the increase in the outstanding number of shares of Class A common stock if stock options or restricted stock awards were exercised or converted into common stock using the treasury stock method.

Earnings per share are calculated as follows (in thousands, except per share data):

	Three Months Ended March 31,
	2007	2006
Net income	$55,391	$35,103

Weighted average number of Class A common stock shares:
Basic	52,798	52,787
Effect of stock options	85	46
Effect of restricted stock grants	17	7

Diluted	52,900	52,840
Earnings per share:
Basic	$1.05	$0.66
Diluted	1.05	0.66

Options to purchase 71,800 shares of common stock at a weighted-average price of $151 per share were outstanding during the first quarter of 2007, but were not included in the computation of diluted earnings per share because the effect would have been antidilutive. Similarly, options to purchase 27,000 shares of common stock at a weighted-average price of $94 per share were outstanding during the first quarter of 2006, but were not included in the computation of diluted earnings per share because the effect would have been antidilutive.

5. RESTRICTED CASH

CBOT Holdings has cash deposits that under their terms cannot be withdrawn without prior notice or penalty. When a membership is sold in conjunction with the shares of Class A common stock that are associated with the membership, the proceeds of such sale are held in escrow for a specified period of time to allow other members to make claims against the selling member. This escrow account and other restricted cash at March 31, 2007 and December 31, 2006 consisted of the following (in thousands):

	March 31, 2007	December 31, 2006
Escrow for funds held for membership transfers	$2,202	$62
Forward contract collateral	913	913

Total	$3,115	$975

6. MARKETABLE SECURITIES

CBOT Holdings has short-term investments in U.S. Treasury securities and has the ability and the intent to hold them until maturity. These securities are debt securities classified as held-to-maturity and are recorded at amortized cost pursuant to Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Held-to-maturity debt securities with maturities of 90 days or less at the date of purchase are classified as cash and cash equivalents and held-to-maturity debt securities with maturities between 91 days and one year are classified as short-term investments in current assets. Held-to-maturity debt securities classified as short-term investments at March 31, 2007 and December 31, 2006 consisted of the following (in thousands):

	March 31, 2007	December 31, 2006
Held-to-maturity securities—less than one year maturity:
Amortized cost	$362,366	$312,411
Gross unrealized holding gains	252	291

Aggregate fair value	$362,618	$312,702

7. DEBT

At December 31, 2006, CBOT Holdings had $10.7 million of current debt related to private placement senior notes due in annual installments through 2007 at an annual interest rate of 6.81%. In the first quarter of 2007, the final annual principal repayment of $10.7 million was made on the senior notes, the payment of which terminated the obligations under the senior notes. CBOT Holdings had no outstanding debt obligations as of March 31, 2007.

At December 31, 2006, CBOT Holdings had an agreement with LaSalle Bank National Association (the “bank”) to provide CBOT Holdings with an unsecured $20.0 million revolving credit facility (the “Revolver”). Interest related to the Revolver was payable monthly at the lower of LIBOR plus 2.25% or the bank’s prime rate. The Revolver allowed for the issuance of letters of credit, up to the unused portion of the $20.0 million line of credit. The Revolver contained certain covenants that CBOT Holdings was required to comply with, which, among other things, required CBOT Holdings to maintain certain equity levels and financial ratios, as well as restricted CBOT Holdings’ ability to incur additional indebtedness, except in certain specified instances. No amounts were borrowed nor outstanding under the Revolver. The Revolver had a maturity date of February 14, 2007 and management of CBOT Holdings decided not to renew the Revolver.

8. BENEFIT PLANS

At December 31, 2005, substantially all employees of CBOT Holdings were covered by a non-contributory, defined benefit pension plan (the “Pension Plan”). The benefits payable under the Pension Plan are based on the years of service and the employees’ average compensation levels. In December 2005, the board of directors amended the Pension Plan of CBOT Holdings so that employees hired on or after January 1, 2006 are no longer eligible to participate in the Pension Plan, but instead are eligible to participate in a newly created defined contribution pension plan.

CBOT Holdings’ funding policy for the Pension Plan is to contribute annually the maximum amount that can be deducted for federal income tax purposes, with the maximum funding level not to exceed 150% of the current liability. CBOT Holdings contributed $5.6 million to the Pension Plan during the first quarter ended March 31, 2007 and does not expect to make any further contributions in 2007. The Pension Plan assets are primarily invested in marketable debt and equity securities. The measurement date of Pension Plan assets and obligations is December 31.

The components of net periodic benefit cost are as follows (in thousands):

	Three Months Ended March 31,
	2007	2006
Service cost	$669	$807
Interest cost	549	687
Expected return on plan assets	(740)	(927)
Net amortization:
Unrecognized prior service cost	1	1
Unrecognized net loss	196	244

Net periodic benefit cost	$675	$812

CBOT Holdings has a retiree benefit plan which covers all eligible employees. Employees retiring from CBOT Holdings on or after age 55, who have at least ten years of service, or after age 65 with five years of service, are entitled to postretirement medical and life insurance benefits. CBOT Holdings funds benefit costs on a pay as it goes basis. The measurement date of plan obligations is December 31.

The components of net periodic benefit cost are as follows (in thousands):

	Three Months Ended March 31,
	2007	2006
Service cost	$151	$150
Interest cost	156	174
Net amortization:
Transition liability	33	35
Unrecognized net loss	26	33

Net periodic benefit cost	$366	$392

9. FOREIGN CURRENCY FORWARD CONTRACTS

CBOT Holdings currently utilizes foreign currency forward contracts that are identified as fair value hedges. These are intended to offset the effect of exchange rate fluctuations on firm commitments for purchases of fixed annual and quarterly services denominated in pounds sterling. These contracts had notional amounts approximating $24.3 million (14.3 million pounds sterling) at March 31, 2007. The fair value of these contracts, which was $3.6 million at March 31, 2007, is recorded in accounts receivable. Gains and losses on these hedge instruments, as well as the gains and losses on the underlying hedged item, offset each other and were therefore zero in the first three months of 2007. There were no gains or losses recorded on these fair value hedges related to hedge ineffectiveness.

10. LITIGATION

Litigation with Eurex US : On October 15, 2003, Eurex US filed an antitrust action in federal court against the CBOT and the CME alleging that the companies illegally attempted to block its entrance into the U.S. market and charging the CBOT and the CME with having violated the Sherman Act, among other things, by offering financial inducements, valued at over $100 million, to stockholders of The Clearing Corporation to vote against a proposed restructuring of The Clearing Corporation. Eurex subsequently amended its complaint to make additional charges, including a claim that the CBOT and the CME misrepresented Eurex’s qualifications in their lobbying of Congress and the CFTC. Eurex seeks treble damages under the antitrust laws, injunctive relief enjoining the alleged antitrust violations and compensatory and punitive damages for alleged tortious interference with prospective business opportunities.

On December 12, 2003, the CBOT filed in the U.S. District Court for the District of Columbia a motion to dismiss the amended complaint and a motion to transfer the action to the U.S. District Court for the Northern District of Illinois. On September 2, 2004, the United States District Court for the District of Columbia granted the CBOT’s motion to transfer the case to the United States District Court for the Northern District of Illinois. The court denied the CBOT’s motion to dismiss as moot in light of its ruling on the transfer motion. Eurex filed a second amended complaint in the Northern District of Illinois in late March 2005. In addition to the allegations in Eurex’s previous complaints, that complaint alleges, among other things, that the CBOT engaged in predatory pricing and, together with the CME, engaged in a campaign to block regulatory approval of the Eurex proposed Global Clearing Link between the Clearing Corporation, Eurex’s U.S. clearing house in Chicago and Eurex Clearing in Frankfurt. On June 6, 2005, the CBOT and CME filed a joint motion to dismiss the second amended complaint, which the court denied on August 22, 2005. On October 5, 2005, the CBOT filed its answer and defenses to the second amended complaint. Currently, the parties are engaged in discovery.

Litigation with Chicago Board Options Exchange, Inc.: On August 23, 2006, CBOT Holdings and CBOT, along with a class consisting of certain CBOT full members, filed a lawsuit in the Court of Chancery of the State of Delaware against the Chicago Board Options Exchange, Inc. (“CBOE”). The lawsuit seeks to enforce and protect certain rights of CBOT’s full members (“Exercise Rights”) contained in agreements by and among CBOT Holdings, CBOT and CBOE as well as CBOE’s charter. The lawsuit alleges that these Exercise Rights allow CBOT’s full members who hold them to become full members of CBOE and to participate on an equal basis with other members of CBOE in CBOE’s announced plans to demutualize. The lawsuit is consistent with the Company’s previously stated intention to vigorously defend the rights of CBOT’s full members who are eligible to participate in CBOE’s demutualization. On January 4, 2007, the plaintiffs filed a Second Amended Complaint, in which they added a count seeking a declaration that, contrary to the position taken by the CBOE before the SEC, the merger between CBOT Holdings and CME Holdings would not result in the termination of the Exercise Rights. The lawsuit seeks declaratory and injunctive relief as well as recovery of the Company’s attorneys’ fees. On January 11, 2007, the plaintiffs filed a motion for partial summary judgment. On January 16, 2007, the defendants filed a motion to dismiss the Second Amended Complaint. Both motions are presently pending.

Litigation with LAMPERS: On March 16, 2007, the Louisiana Municipal Police Employees’ Retirement System (“LAMPERS”) filed a putative class action lawsuit, on behalf of itself and CBOT Holdings’ stockholders, in Delaware state court against CBOT Holdings, its directors and the CME. The lawsuit alleges that the directors of CBOT Holdings breached their fiduciary duties in connection with the CME merger agreement by, among other things, failing to consider alternative transactions and obtain the highest price reasonably available consistent with the doctrine set forth by the Delaware court in Revlon, Inc. v. MacAndrews & Forbes Holdings, Inc. , agreeing to improper deal protection provisions in the CME merger agreement and omitting material information from the proxy statement for the merger. The CME is alleged to have aided and abetted the breach of fiduciary duties by the directors of CBOT Holdings. The complaint seeks to enjoin CBOT Holdings from taking any action to consummate the merger with the CME until the directors have fully complied with the duties allegedly owed under Revlon , and to invalidate the allegedly improper deal protection provisions. The complaint also seeks unspecified compensatory damages, interest and attorneys fees. The court has permitted LAMPERS to undertake limited discovery. CBOT Holdings and the other defendants filed motions to dismiss the lawsuit on April 9, 2007, which are presently pending.

One of the conditions to the closing of the CME merger is that there is no injunction issued by any court prohibiting the consummation of the merger. While CBOT Holdings believes these claims are without merit, no assurance can be given that the purported class action lawsuit will not result in such an injunction being issued, which could prevent or delay a closing of the CME merger.

CBOT Holdings is also subject to various other legal actions arising in the normal course of business. CBOT Holdings’ management believes that the ultimate outcome of these proceedings will not have a material adverse effect on CBOT Holdings’ financial position, although an adverse determination could be material to CBOT Holdings’ results of operations or cash flows in any particular period.

11. OPERATING SEGMENTS

Management has identified two reportable operating segments: exchange trading and real estate operations. The exchange trading segment primarily consists of revenue and expenses from both open-auction trading activities and electronic trading activities, as well as from the sale of related market data to vendors. The real estate operations segment consists of revenue and expenses from renting and managing the real estate owned by CBOT Holdings. CBOT Holdings allocates certain indirect expenses to each operating segment. CBOT Holdings derives revenues from foreign based customers but it is not practicable to calculate the amount of such revenues.

CBOT Holdings evaluates operating segment performance based on revenues and income before income taxes. Intercompany transactions between segments have been eliminated. The accounting principles used for segment reporting are the same as those used for consolidated financial reporting. A summary by operating segment follows for the three months ended March 31, 2007 and 2006 (in thousands):

	Three Months Ended March 31, 2007
	Exchange Trading	Real Estate Operations	Eliminations	Totals
Revenues:
Exchange fees	$117,680			$117,680
Clearing fees	33,973			33,973
Market data	25,082			25,082
Building		5,915		5,915
CBOT space rent		6,689	(6,689)	—
Services	4,234			4,234
Other	853			853

Total revenues	$181,822	$12,604	$(6,689)	$187,737

Depreciation and amortization	$7,778	$3,742		$11,520

Income before income taxes	$96,483	$(804)		$95,679

Total assets	$704,259	$181,138		$885,397

Capital expenditures	$1,510	$1,419		$2,929

	Three Months Ended March 31, 2006
	Exchange Trading	Real Estate Operations	Eliminations	Totals
Revenues:
Exchange fees	$83,120			$83,120
Clearing fees	23,231			23,231
Market data	23,643			23,643
Building		5,505		5,505
CBOT space rent		6,608	(6,608)	—
Services	4,236			4,236
Other	351			351

Total revenues	$134,581	$12,113	$(6,608)	$140,086

Depreciation and amortization	$10,225	$3,861		$14,086

Income before income taxes	$58,749	$(225)		$58,524

Total assets	$545,480	$184,812		$730,292

Capital expenditures	$1,953	$2,242		$4,195